EXHIBIT 99.1

                                    AGREEMENT
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                                       AND
                                       ---
                        PLAN OF REORGANIZATION AND MERGER
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         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of July
8, 2004 ("Agreement"), is made and entered into by and among American River Bankshares, a California corporation ("AMRBK"), American River Bank, a California banking corporation and a wholly-owned subsidiary of AMRBK ("AMRB"), and Bank of Amador, a California banking corporation ("BNKA").

                                    Recitals:
                                    --------

         A. The Boards of Directors of AMRBK, AMRB and BNKA deem it advisable and in the best interests of AMRBK, AMRB and BNKA, and their respective shareholders, that AMRBK, AMRB and BNKA enter into a business combination upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") whereby AMRBK will acquire BNKA.

         B. This Agreement provides for the completion of the acquisition of BNKA by AMRBK through the merger ("Merger") of BNKA with and into AMRB under the applicable laws of the State of California and in accordance with the separate agreement of merger (the "Agreement of Merger") to be entered into by and between BNKA and AMRB substantially in the form attached hereto as Exhibit A.

         C. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

         D. Pursuant to the Merger, each BNKA shareholder will receive, in exchange for each share of BNKA common stock ("BNKA Share" or "BNKA Shares"), an amount in cash and the number of shares of AMRBK common stock ("AMRBK Share" or "AMRBK Shares") determined in accordance with Section 2.1 of this Agreement and in the Agreement of Merger (the "Merger Consideration").

         E. The Boards of Directors of AMRBK, AMRB and BNKA have determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Agreement of Merger, the parties hereto agree as follows:

1.       THE MERGER.
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         1.1      Merger. The Merger shall become effective on the date (the
"Effective Date") and time ("Effective Time of the Merger") that the Agreement of Merger is filed with the Commissioner of the California Department of Financial Institutions (the "Commissioner"), after having been filed with the

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California Secretary of State and previously approved by the Commissioner (as provided in Section 1.3 hereof). At the Effective Time of the Merger, and pursuant to the terms of this Agreement and the Agreement of Merger, the following transactions will be deemed to have occurred simultaneously:

                  1.1.a. Merger of BNKA and AMRB. BNKA and AMRB will merge, and the separate corporate existence of BNKA shall cease. AMRB, as the corporation surviving the Merger, is sometimes referred to herein as the "Resulting Corporation" or as the "Merged Bank." AMRB, as the Resulting Corporation in the Merger, shall retain and shall continue its banking operations under the corporate name "American River Bank." American River Bank will also conduct operations at the former offices of BNKA following the Merger under the name "Bank of Amador, a division of American River Bank."

                  1.1.b. Effect on AMRB Shares. Each share of the common stock of AMRB (the "AMRB Shares") issued and outstanding immediately prior to the Effective Time of the Merger, shall, on and after the Effective Time of the Merger, pursuant to the Agreement of Merger, remain issued and outstanding.

                  1.1.c. Effect on BNKA Shares. Each BNKA Share issued and outstanding immediately prior to the Effective Time of the Merger, except for BNKA Shares that qualify as BNKA Dissenting Shares (as defined in Section 2.7 hereof), on and after the Effective Time of the Merger, pursuant to the Agreement of Merger and without any further action on the part of BNKA or the holders of BNKA Shares, shall be canceled automatically and cease to be an issued and outstanding share of BNKA Shares, and shall be converted into the right to receive a combination of cash and newly issued AMRBK Shares, as provided in Section 2.1 below. Certificates formerly evidencing shares of BNKA Shares shall be surrendered for payment and exchange to U.S. Stock Transfer Corporation or such other agent as AMRBK shall designate (the "Exchange Agent"), in accordance with Section 2.3 below.

                  1.1.d. Effect on AMRBK Shares. Each share of AMRBK common stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of AMRBK.

                  1.1.e. Alternative Method. Anything herein to the contrary notwithstanding, upon written notice to and written acceptance by BNKA, AMRBK may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of BNKA (including, without limitation, the provisions of this Section 1) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall: (i) alter or change the amount or kind of consideration to be issued to holders of BNKA Shares as provided for in this Agreement; (ii) cause the transaction to be treated as anything other than a tax-free reorganization to AMRBK, BNKA and, except to the extent cash is received, the holders of BNKA Shares; or (iii) materially impede or delay the receipt of any approvals referred to in Sections 7.i and 8.i below or the consummation of the transactions contemplated by this Agreement.

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         1.2      Effect of the Merger. By virtue of the Merger and at the
Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of AMRB and BNKA shall be vested in and be held and enjoyed by the Merged Bank, without further act or deed, and all the estates and interests of every kind of AMRB and BNKA, including all debts due to either of them, shall be as effectively the property of the Merged Bank as they were the property of AMRB and BNKA, and the title to any real estate vested by deed or otherwise in either AMRB or BNKA shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of AMRB and BNKA shall be preserved unimpaired, and all debts, liabilities and duties of AMRB and BNKA shall be debts, liabilities and duties of the Merged Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

         1.3 Execution of Agreement of Merger. Prior to the Closing Date (as defined in Section 9.a. hereof), and as soon as practicable after the approval of this Agreement and the transactions contemplated hereby by the shareholders of AMRBK and AMRB, and by the shareholders of BNKA, and the satisfaction of the conditions precedent to the consummation of the Merger, the Agreement of Merger in the form attached as Exhibit "A" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by BNKA, AMRBK and AMRB. As soon as possible thereafter, the Agreement of Merger, along with the requisite Officers' Certificates, shall be submitted to the Commissioner for approval and endorsement pursuant to Section 4887(a) of the California Financial Code and, thereafter, shall be filed with the California Secretary of State. Prior to the close of business on the Closing Date, an executed copy of the Agreement of Merger with the approval of the Commissioner endorsed therein and certified by the California Secretary of State shall be filed with the Commissioner as provided in Section 4887(b) of the California Financial Code, effective as of the close of business on the Closing Date. The Merger shall become effective in accordance with the provisions of Section 1.1 of this Agreement.

         1.4 Cooperation; Best Efforts. Each of AMRBK, AMRB and BNKA, consistent with the fiduciary duties of their directors, respectively, will use their best efforts to consummate the transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

2.       CONVERSION AND SURRENDER OF BNKA SHARES.
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         2.1.     Conversion of BNKA Shares.
                  -------------------------

                  2.1.a. Subject to the other provisions of this Section 2, each share of BNKA common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than BNKA Dissenting Shares as defined in
Section 2.7) shall, by virtue of the Merger, be converted into the right to receive (i) cash in the amount of $6.825 (the "Cash Consideration"), and (ii) a number of shares of AMRBK common stock multiplied by the AMRBK Measuring Price (the "Stock Consideration") determined as follows:

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                          A.  0.6851 shares of AMRBK common stock, if the AMRBK
Measuring Price is $18.50 or lower;

                          B.  0.5394 shares of AMRBK common stock, if the AMRBK
Measuring Price is $23.50 or higher;

                          C.  the number of shares of AMRBK common stock equal
to 12.675 divided by the AMRBK Measuring Price, if the AMRBK Measuring Price is between $18.50 and $23.50.

         "AMRBK Measuring Price" means the average closing price of AMRBK common stock as traded on the Nasdaq National Market over the twenty (20) consecutive trading day period ending on the second business day prior to the Closing Date.

         The Cash Consideration and the Stock Consideration are collectively referred to herein as the "Per Share Consideration."

                  2.1.b. Payment. As promptly as practicable after the Effective Time of the Merger, AMRBK shall cause the Exchange Agent to effect the payment to the holders of BNKA common stock of the Per Share Consideration in the Merger, determined in accordance with Section 2.1.a. above, subject to the holdback of Cash Consideration set forth in Section 2.8 below.

         2.2 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of AMRBK Shares shall be issued to holders of BNKA Shares. In lieu thereof, each such holder entitled to a fraction of a AMRBK Share shall receive, at the Effective Time of the Merger or upon surrender of the certificate or certificates representing such holder's BNKA Shares, whichever is later, an amount in cash equal to the AMRBK Measuring Price, as defined in Paragraph 2.1.a., multiplied by the fraction of an AMRBK Share to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.3      Surrender of BNKA Shares.
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                  2.3.a.  No dividends or other distributions of any kind which are declared payable to shareholders of record of the AMRBK Shares after the Effective Date will be paid to persons entitled to receive such certificates for AMRBK Shares until such persons surrender their certificates representing BNKA Shares (or customary affidavits regarding the loss or destruction of such certificates have been delivered) to the Exchange Agent. Upon surrender of such certificates representing BNKA Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the AMRBK Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

                  2.3.b. If any certificate for AMRBK Shares is to be issued in a name other than that in which the certificate for BNKA Shares surrendered in exchange therefor is registered, any transfer costs or expenses (except taxes) required by reason of the issuance of certificates for such AMRBK Shares in a

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name other than the registered holder of the certificate surrendered shall be paid by the person requesting such change.

                  2.3.c. All dividends or distributions, and any cash to be paid pursuant to Sections 2.1 and 2.2, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing BNKA Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to AMRBK, and after such time any holder of a certificate representing BNKA Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look, as a general creditor, only to AMRBK for payment or delivery of such dividends or distributions or cash, as the case may be.

         2.4 Further Transfers of BNKA Shares. At the Effective Time of the Merger, the stock transfer books of BNKA shall be closed and no transfer of BNKA Shares theretofore outstanding shall thereafter be made.

         2.5 Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding shares of AMRBK Shares or BNKA Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of AMRBK Shares to be issued and delivered in the Merger in exchange for each outstanding BNKA Share shall be correspondingly adjusted.

         2.6      Treatment of Stock Options.
                  --------------------------

                  2.6.a. Each person holding one or more options to purchase BNKA Shares ("BNKA Option" or "BNKA Options") pursuant to the Bank of Amador 1998 Stock Option Plan, as amended to date ("BNKA Stock Option Plan"), shall have the right, in his or her discretion, to either:

                          (i)    exercise any vested portion of the BNKA Option
to acquire BNKA Shares prior to the Effective Date; or

                          (ii)   surrender to BNKA, prior to the Effective Time
of the Merger, the agreement evidencing the BNKA Option, in which event BNKA shall purchase the BNKA Option at a price equal to (A) the difference between
(1) the Per Share Consideration and (2) the per share exercise price applicable to such BNKA Option; (B) multiplied by the total number of BNKA Shares subject to such BNKA Option. BNKA shall pay the holders of BNKA Options pursuant to this sub-paragraph (ii) immediately prior to the Effective Time of the Merger.

                  Any BNKA Option not exercised prior to the Effective Date, and not surrendered by the holder for purchase by BNKA immediately prior to the Effective Time of the Merger, shall expire as of the Effective Time of the Merger.

         2.7 BNKA Dissenting Shares . Any BNKA Shares held by a "dissenting shareholder" within the meaning of Chapter 13 of the CGCL ("BNKA Dissenting Shares"), which have not been withdrawn or caused to lose their status as "BNKA Dissenting Shares," shall not be converted in accordance with Section 2.1 but

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shall, after the Effective Time of the Merger, be entitled only to such rights as are provided to a dissenting shareholder under Chapter 13 of the CGCL (Section 1300 et seq. of the California Corporations Code) and shall have no other rights under this Agreement or as a shareholder of AMRBK.

         2.8 Cash Consideration Holdback. Notwithstanding any other provision of this Agreement, the parties agree that One Million Three Hundred Sixty-Two Thousand Dollars ($1,362,000) (the "Holdback Amount") will be withheld from payment of the Cash Consideration until the earlier of (i) the payment in full of the balance due in accordance with the terms of the loan agreements, including any security agreements or other instruments, related to a certain BNKA Merced County construction loan outstanding at the date of this Agreement, or (ii) the final determination, to the reasonable satisfaction of AMRBK and BNKA, of the amount of loss, if any, related to such loan. As promptly as practicable after the earlier to occur of the foregoing events, AMRBK shall cause the Exchange Agent to effect the payment, pro rata, to the holders of BNKA common stock of the Holdback Amount minus the amount of any loss incurred in relation to the loan, in accordance with Section 2.1.a. above.

3.       COVENANTS OF THE PARTIES.
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         3.1.     Covenants of AMRBK. During the period from the date of this
Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that BNKA shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

                  3.1.a. Approval by AMRBK Shareholders. AMRBK shall cause the principal terms of the Merger to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with applicable law. Subject to continuing fiduciary duties to its shareholders, the Board of Directors of AMRBK, in authorizing the execution and delivery of this Agreement, unanimously recommends that the principal terms of the Merger be approved by AMRBK shareholders. In connection with the call of such meeting, AMRBK shall cause the Joint Proxy Statement/Prospectus described in Section 6 of this Agreement to be mailed to its shareholders. Subject to its continuing fiduciary duty to the shareholders of AMRBK, the Board of Directors of AMRBK shall, at all times prior to and during such meeting of its shareholders, recommend that this Agreement and the principal terms of the Merger be approved and, subject to such duty, use its best efforts to cause such approval to be obtained.

                  3.1.b. Articles and Bylaws of Merged Bank. The Articles of Incorporation and Bylaws of AMRB in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Merged Bank at the Effective Time of the Merger.

                  3.1.c. Appointment of AMRB Directors and Executive Management Committee Member. Promptly after the Effective Time of the Merger, two (2) of the existing directors of BNKA (Larry D. Standing and one other director of BNKA selected by mutual agreement of BNKA and AMRBK) shall be appointed to the AMRB Board of Directors and Mr. Standing shall be appointed as a member of the Executive Management Committee of AMRBK.

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                  3.1.d.  Reservation, Issuance and Qualification of AMRBK
Shares. AMRBK shall reserve for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) a number of AMRBK Shares sufficient to complete the exchange of AMRBK Shares for the outstanding BNKA Shares pursuant to the provisions of Section 2.1 above. AMRBK shall cause the issuance of such AMRBK Shares to be registered under the Securities Act of 1933, as amended, as provided in Section 6 below.

                  3.1.e. Nasdaq Stock Market Listing. AMRBK shall take all necessary action to list AMRBK's Shares issued pursuant to this Agreement with the Nasdaq Stock Market for trading on the Nasdaq National Market, to be effective as soon as practicable following the Effective Time of the Merger.

                  3.1.f. Director and Officer Liability Insurance. AMRBK, from and after the Effective Date, will directly or indirectly cause the persons who served as directors or officers of BNKA on or before the Effective Date to be covered by AMRBK's existing directors' and officers' liability insurance policy (provided that AMRBK may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with BNKA's directors' and officers' liability insurance policies in effect as of the Effective Date; provided that AMRBK shall not be obligated to make annual premium payments for such insurance to the extent such premiums in the aggregate exceed 150% of the most recent annual premium paid by BNKA for such insurance. Subject to the preceding sentence, such insurance coverage shall commence on the Effective Date and will be provided for a period of no less than three (3) years after the Effective Date. From the date hereof through the Effective Date and subject to the foregoing, BNKA shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and, following the Effective Date, AMRBK shall exercise those rights which it may have to in order to commence such coverage. In connection with any active, pending claim under an existing BNKA directors' and officers' liability insurance policy, AMRBK will take no action that would have the effect of waiving any such claim and will not omit to take any action that is necessary to preserve such a claim.

                  3.1.g. Execute Agreement of Merger. As soon as practicable after receipt of (i) approval by the BNKA shareholders, (ii) approval by the AMRBK shareholders, and (iii) all Government Approvals (as defined in Section 3.3.d. hereof), AMRBK shall execute and deliver and shall cause AMRB to execute and deliver the Agreement of Merger.

         3.2. Covenants of BNKA. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that AMRBK shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

                  3.2.a. Approval by BNKA Shareholders. BNKA shall cause the principal terms of the Merger to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with applicable law. Subject to continuing fiduciary duties to its shareholders, the Board of Directors of BNKA, in authorizing the execution and delivery of this Agreement, unanimously recommends that the principal terms of the Merger be approved by the

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BNKA shareholders. In connection with the call of such meeting, BNKA shall cause the Joint Proxy Statement/Prospectus described in Section 6 of this Agreement to be mailed to its shareholders. Subject to its continuing fiduciary duty to the shareholders of BNKA, the Board of Directors of BNKA shall, at all times prior to and during such meeting of its shareholders, recommend that this Agreement and the principal terms of the Merger be approved and, subject to such duty, use its best efforts to cause such approval to be obtained.

                  3.2.b. Termination of BNKA Stock Option Plan. BNKA shall take all necessary action to cause the termination of the BNKA Stock Option Plan at the Effective Time of the Merger and the exercise or termination of BNKA Options outstanding thereunder.

                  3.2.c. Termination or Merger of BNKA Benefit Plans. Unless requested by AMRBK to refrain from such action, BNKA shall take all necessary action to cause the termination or merger of BNKA Employee Plans (as defined in Section 4.n. hereof) prior to the Effective Date.

                  3.2.d. Capital Commitments and Expenditures. After the execution of this Agreement, no new capital commitments shall be entered into, and no capital expenditures shall be made by BNKA in excess of Fifty Thousand Dollars ($50,000) in the aggregate, including but not limited to, creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets heretofore furnished to and approved in writing by AMRBK.

                  3.2.e. Compensation. BNKA shall not make or approve any increase in the compensation payable or to become payable by it to any of its directors, officers, employees or agents with annual salaries in excess of Seventy-Five Thousand Dollars ($75,000) (including, but not limited to, compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted, or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by BNKA with any such directors, officers, employees or agents unless AMRBK has given its prior written consent. Nothing herein shall prevent the payment to officers and employees of BNKA of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as heretofore disclosed by BNKA to AMRBK.

                  3.2.f. Loans. BNKA shall not, without first having obtained the written consent of AMRBK (which shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request), cause, allow, or suffer its officers or agents to commit to any loan or renewal which does not comply in all material respects with its credit policies in effect and as disclosed and provided to AMRBK prior to the date of this Agreement; provided, however, that all new and renewed stand-alone extensions of credit over Two Hundred Fifty Thousand Dollars ($250,000) including secured or unsecured loans, and real estate secured loans in excess of Five Hundred Thousand Dollars ($500,000) for real estate secured loans, except for conforming FHLMC and FNMA loans, shall be subject to such prior written consent. The prior written consent of AMRBK shall be deemed waived

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for any new stand-alone extension of credit which is less than Two Hundred Fifty
Thousand Dollars ($250,000) and where such new stand-alone extension of credit is either in compliance with BNKA credit policy and the approving officer has the requisite lending authority or has (have) been approved by the BNKA loan committee or equivalent committee of the BNKA Board of Directors performing such function. BNKA shall promptly provide to AMRBK for its review and comment relevant information concerning any proposed new stand-alone extension of credit in excess of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding the foregoing, all loans and extensions of credit, and any renewals, extensions or modifications thereof by BNKA to BNKA directors, officers, employees or their family members, related interests, or affiliates, shall be subject to the prior written consent of AMRBK.

                  3.2.g.  Certain Notices. BNKA shall notify AMRBK within five
(5) business days in writing upon the occurrence of any of the following:

                          (i)    the classification of any loan as
"Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss"; or the filing of any notice of default on any real property in which BNKA holds an interest; or the filing of any bankruptcy or insolvency by a borrower, guarantor, or pledgor to any BNKA loan or other obligation; or if any interest of BNKA in any loan document, security instrument or collateral is alienated, transferred, hypothecated, alienated or otherwise impaired.

                          (ii)   the filing or commencement of any legal action
or other proceeding or investigation against BNKA.

                  3.2.h. Loan Review. Until the Effective Date, BNKA will submit to AMRBK upon request (but not less often than monthly) a list of loans that may reasonably be described as or are included in any of the following categories or specifications: (i) any new stand-alone extension of credit over Two Hundred Fifty Thousand Dollars ($250,000), (ii) any restructured loan as defined under SFAS 15, regardless of amount, (iii) any renewal or upgrade or other change in status of an existing loan over One Hundred Thousand Dollars ($100,000), and (iv) any renewal of an existing loan previously classified by management or internal policy or procedure of BNKA, or by any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss," or classified using categories or words with similar import, in a commitment amount over One Hundred Thousand Dollars ($100,000) or where the aggregate debt of the borrower and its affiliates and/or related interests will exceed One Hundred Thousand Dollars ($100,000). BNKA will provide to AMRBK a copy of the loan approval/credit write-up and supporting information on any loan described in subsections (i), (ii), (iii) or (iv) above at the time of delivery of such list of loans. Copies of such supporting information shall be returned to BNKA within seven (7) days of receipt.

                  3.2.i. Loan Provision. BNKA shall maintain adequate reserves for loan losses. Without limiting the generality of the foregoing, each month following the date of this Agreement through the Effective Date, BNKA shall expense as a provision to its allowance for loan losses, such amount as may be required by the written loan loss policy and procedures adopted by the Board of Directors of BNKA and provided to AMRBK prior to the date of this Agreement.

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                  3.2.j.  Merger or Solicitation.
                          ----------------------

                          (i)    Subject to the continuing fiduciary duty of the
Board of Directors of BNKA to its shareholders, prior to the Effective Time of the Merger, BNKA shall not effect or agree to effect or enter into a transaction or series of transactions with one or more third persons, groups or entities providing for the acquisition of all or a substantial part of BNKA or its subsidiaries, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination"), acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

                          (ii)   Subject to the continuing fiduciary duty of the
Board of Directors of BNKA to its shareholders, prior to the Effective Time of the Merger, neither BNKA nor any of its officers, directors or affiliates, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by BNKA shall (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with any third party; or (b) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning BNKA's business and properties or afford any such other party access to its properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing, or (c) furnish or cause to be furnished any information concerning its business, financial condition, operations, properties or prospects to another person, having any actual or prospective role with respect to any such Business Combination.

                          (iii)  BNKA shall notify AMRBK immediately of the
details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in BNKA or engage in any Business Combination with BNKA.

                          (iv)   Notwithstanding anything to the contrary
contained in this Agreement, in the event the Board of Directors of BNKA receives a bona fide unsolicited offer for a Business Combination of BNKA with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders, subject to the provisions of this Agreement including, without limitation, Section 12.e.(ii) and the rights accorded AMRBK thereunder which shall remain in effect, such duty to act or to refrain from doing any act shall be excused and such failure to act or refrain from doing any act shall not (a) constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, or (b) create any claim or cause of action asserting any liability against any member of the Board of Directors of BNKA.

                  3.2.k. Expense Items. BNKA shall expense and record in its financial records not later than the Effective Date, the amount of Three Million One Hundred Forty-Eight Thousand One Hundred Six Dollars ($3,148,106). Such amount shall be used to (i) pay optionholders in accordance with Section 2.6 hereof, (ii) pay the cost of accelerated retirement benefits for directors and officers who resign their positions as of the Effective Date, (iii) reserve an amount agreed upon by AMRBKA and BNKA for a pending data processing contract dispute between BNKA and a third party vendor, and (iv) reserve an amount agreed upon by AMRBKA and BNKA for severance payments.

                  3.2.l. Execute Agreement of Merger. As soon as practicable after receipt of (i) approval by the BNKA shareholders, (ii) approval by the AMRBK shareholders, and (iii) all Government Approvals, BNKA shall execute and deliver the Agreement of Merger.

         3.3.     Mutual Covenants of AMRBK and BNKA.
                  ----------------------------------

                  3.3.a. Appointment of Division President . At the Effective Time of the Merger, Larry D. Standing shall be appointed as the President of the division of AMRB referenced in Section 1.1.a. hereof.

                  3.3.b. Directors of Resulting Corporation. The directors of AMRB immediately prior to the Effective Time of the Merger shall be the directors of the Resulting Corporation until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Resulting Corporation; provided, however, that prior to the Effective Time of the Merger, the directors of AMRB shall (i) fix the exact number of directors of the Resulting Corporation at eleven (11), and (ii) appoint Larry D. Standing and another director of BNKA (to be mutually agreed upon by BNKA and AMRBK) to serve on the board of directors of AMRB along with the nine (9) incumbent directors of AMRB, until their successors are duly elected and qualified.

                  3.3.c. Shareholder Lists and Other Information. After execution hereof, each of AMRBK and BNKA shall from time to time make available to the other party, upon request, a list of its shareholders and their addresses and such other information as the other party shall reasonably request regarding the ownership of the common stock of AMRBK and BNKA, respectively.

                  3.3.d. Government Approvals. Each party will use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger and the transactions contemplated pursuant to this Agreement and the Agreement of Merger by the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended, the California Department of Financial Institutions (the "DFI"), and (ii) all other such consents or approvals of government agencies and regulatory authorities as shall be required by law or otherwise desirable, and shall do any and all acts and things necessary or appropriate in order to cause the Merger to be consummated on the terms provided in the Agreement of Merger and this Agreement as promptly as practicable. All approvals referred to in this Section 3.3.d. are hereinafter referred to as the "Government Approvals."

                  3.3.e. Notification of Breach of Representations, Warranties and Covenants. Each party shall promptly give written notice to the each other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in the Agreement of Merger or this Agreement and shall use its best efforts to prevent the same or to remedy the same promptly.

                  3.3.f.  Financial Statements.
                          --------------------

                          (i)    AMRBK and BNKA have delivered or shall deliver
to each other prior to the date hereof true and correct copies of (consolidated, as applicable) statements of income, changes in shareholders' equity and, as applicable, statements of cash flows, for the three (3) months ended March 31, 2004, and for the fiscal years ended December 31, 2003, 2002, 2001, 2000 and 1999, and balance sheets as of the three (3) month period ended March 31, 2004, and as of December 31, 2003, 2002, 2001, 2000 and 1999. Such financial statements at December 31, 2003, 2002 and 2001 have been audited by Perry Smith LLP, as independent public accountants for AMRBK during the relevant periods, and Perry Smith LLP, as independent public accountants for BNKA during the relevant periods, and include or shall include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such financial statements and present fairly, in all material respects, the (consolidated, as applicable) financial position, results of operations and cash flows of each party at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

                          (ii)   AMRBK and BNKA shall provide to each other, at
or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to its shareholders and filed with the Securities and Exchange Commission or FDIC between the date of this Agreement and the Effective Date. As of their respective filing dates, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

                  3.3.g. Conduct of Business in the Ordinary Course. Prior to the Effective Time of the Merger:

                          (i)    AMRBK and BNKA shall conduct their businesses
(including the businesses of their subsidiaries) in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" of each party shall consist of the banking and related businesses as presently conducted by it and its subsidiaries in compliance with customary safe and sound banking practices and applicable laws and regulations. Unless a party has given its previous written consent (which shall not be unreasonably withheld and shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request) to any act or omission to the contrary, each party shall, and shall cause its subsidiaries to, until the Effective Date:

                                 (A)    preserve its business and business
organizations intact;

                                 (B)    preserve the goodwill of customers and
others having business relations with it and take no action that would impair the benefit to each party of the goodwill of it or the other benefits of the Merger;

                                 (C)    consult with each party as to the making
of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                                 (D)    maintain its properties in customary
repair, working order and condition (reasonable wear and tear excepted);

                                 (E)    comply with all laws, regulations and
decrees applicable to the conduct of its business;

                                 (F)    use its best efforts to keep in force at
not less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                                 (G)    use its reasonable best commercial
efforts to keep available the services of its present officers and employees (it being understood that each party shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

                                 (H)    comply with all orders of and agreements
or memoranda of understanding with respect to it made by or with, the FDIC, FRB, DFI, or any other government agency or regulatory authority of competent jurisdiction, and promptly forward to each party all communications received from any such agency or authority that are not prohibited by such agency or authority from being so disclosed and inform each party of any material restrictions imposed by any government agency or regulatory authority on its business;

                                 (I)    file in a timely manner (taking into
account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                                 (J)    conduct an environmental audit prior to
foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with each party regarding the significance of the audit prior to the foreclosure on any such property;

                                 (K)    not sell, lease, pledge, assign,
encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                                 (L)    not take any action with respect to its
investments or risk management arrangements which are inconsistent with the policies established by its Board of Directors;

                                 (M)    not take any action to create, relocate
or terminate the operations of any banking office or branch or to form any new subsidiary or affiliated entity;

                                 (N)    not take any action to initiate or file,
answer or respond to, or settle or compromise, any matter which constitutes or is related to litigation, arbitration, administrative or other comparable judicial or non-judicial proceedings involving an amount in excess of Fifty Thousand Dollars ($50,000).

                  3.3.h. Press Releases. No party shall issue any press release or written statement for general circulation relating to the Merger, this Agreement or the Agreement of Merger unless previously provided to each party for review and approval (which approval will not be unreasonably withheld or delayed) and each party shall cooperate with each other party in the development and distribution of all news releases and other public information disclosures with respect to the Merger, this Agreement or the Agreement of Merger; provided that a party may, without the consent of each other party, make any disclosure with regard to the Merger, this Agreement or the Agreement of Merger that it determines with advice of counsel is required under any applicable law or regulation.

                  3.3.i. Employee Benefit Plans. The parties agree that the employee benefit plans of BNKA may be terminated, frozen, modified or merged into the employee benefit plans of AMRBK as of the Effective Date or thereafter (the "Benefits Termination Date") in accordance with applicable laws and regulations and the provisions of the IRC, as determined by AMRBK. After the Benefits Termination Date, BNKA employees that are then current employees of AMRBK or AMRB will commence participation in AMRBK's employee benefit plans in accordance with the terms and conditions provided under such plans; provided, however, that each employee of BNKA who is a then current employee of AMRBK or AMRB ("Transferred Employee") shall receive credit for his or her years of service with BNKA for purposes of eligibility benefit levels and vesting under AMRBK's employee benefit plans; provided, further, that each Transferred Employee who elects coverage under AMRBK's health plan within thirty (30) days after coverage is extended to him or her shall not be subject to any pre-existing condition limitation under such health plan.

                  3.3.j. Changes in Capital Stock; Dividends. On or after the date hereof and at or prior to the Effective Time of the Merger, except with the prior written consent of each other party or as otherwise provided in this Agreement and the Agreement of Merger:

                          (i)    Except as provided in this Agreement, no party
shall amend its Articles of Incorporation or Bylaws or the Articles of Incorporation or Bylaws of its subsidiary; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of their capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided herein. Nothing contained herein or in this Agreement shall prohibit the issuance of shares upon exercise of options granted under the AMRBK 1995 and 2000 Stock Option Plans or the BNKA Stock Option Plan and outstanding at the time this Agreement is executed, or the repurchase of shares of AMRBK common stock from time to time in accordance with applicable securities laws; and

                          (ii)   Neither AMRBK nor BNKA shall declare, set aside
or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends issued by AMRBK on its common stock in amounts substantially equivalent to cash dividends paid prior to the date hereof (it being understood that declaration of a quarterly cash dividend equal to the most recent previous quarterly dividend will be deemed to meet this standard). Notwithstanding anything to the contrary contained in this Agreement, AMRBK and BNKA agree that BNKA shall pay a cash dividend to its shareholders for the third quarter of 2004 in the amount Twenty-Three Cents ($0.23) per outstanding share of BNKA common stock on the record date thereof.

                  3.3.k. Access to Properties, Books and Records; Confidentiality. Prior to the Effective Time of the Merger, each party shall give each other party and its counsel, independent accountants and agents, full access during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondences (but excluding any documents or materials subject to the attorney-client privilege or related to consideration of the Merger), and shall allow each other party to make copies of such materials (excluding regulatory examinations and correspondence to the extent prohibited by applicable law or regulation) and shall furnish each other party with all such information concerning its affairs as each other party may reasonably request. Each party shall also use its best efforts to cause its independent accountants to make available to each other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such independent accountants' work papers and documentation relating to its work papers and its audits of the books and records of each party. The availability or actual delivery of such information about a party shall not affect the covenants, representations and warranties of any party contained in this Agreement and in the Agreement of Merger. Each party shall use its best efforts to cause its officers, directors, employees, auditors, independent accountants and attorneys to cooperate with each other party in its reasonable requests for information. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by each other party as each other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any government agency or regulatory authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted. Notwithstanding the foregoing, the parties agree to comply with the terms and provisions of that certain Confidentiality Agreement entered into between the parties dated June 9, 2004, and any inconsistency between the terms and provisions of that Confidentiality Agreement and the foregoing provisions shall be resolved in favor of the terms and provisions contained in the Confidentiality Agreement.

                  3.3.l. Loan Performance. From and after the date of this Agreement until the Effective Date, each party will provide to the other reports and information as determined by the Chief Credit Officers of AMRBK and BNKA for such month to provide adequate status reports on all loans classified or other assets specially mentioned as substandard, doubtful or loss, past due reports, non-accrual reports, loss reports, restructured loan reports, and quarterly call reports submitted to regulators, if any, for review and monitoring by their respective Chief Credit Officers of each bank.

4.       REPRESENTATIONS AND WARRANTIES OF BNKA.
         --------------------------------------

         BNKA represents and warrants to AMRBK that, except as set forth on a schedule (the "BNKA Disclosure Schedule") to be delivered to AMRBK concurrently with this Agreement and attached hereto as Exhibit B, corresponding in number with the applicable section of this Agreement:

                  4.a.    Corporate Status and Power to Enter Into Agreements.
(i) BNKA is a banking corporation, organized and existing under the laws of the State of California, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the BNKA shareholders, BNKA has all necessary corporate power to enter into this Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) BNKA holds a currently valid license, issued by the California Commissioner of Financial Institutions to engage in the commercial banking business with offices in the State of California at the locations at which it is licensed and currently conducts business, and (iv) BNKA is not subject to any directive, resolution, memorandum of understanding or order of the FDIC, DFI or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of BNKA nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. BNKA's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

                  4.b.    Articles, Bylaws, Books and Records. The copies of the
Articles of Incorporation and Bylaws of BNKA heretofore delivered to AMRBK are complete and accurate copies thereof as in effect on the date hereof. The minute books of BNKA made available to AMRBK contain a complete and accurate record of all meetings of BNKA's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of BNKA fairly reflect the material transactions to which BNKA is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

                  4.c.    Compliance With Laws, Regulations and Decrees. BNKA
(i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act and the U.S.A. Patriot
Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of BNKA or is not likely to otherwise have a material adverse effect on BNKA, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all government and regulatory authorities which are necessary to the business and operations of BNKA as now being conducted.

                  4.d.    Capitalization. As of the date of this Agreement, the
authorized capital stock of BNKA consists of 10,000,000 shares of BNKA common stock, of which 1,566,281 shares are duly authorized, validly issued, fully paid and non-assessable and currently outstanding and 500,000 shares of BNKA preferred stock, of which no shares are outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are outstanding options to purchase 253,668 shares of BNKA common stock, at a weighted average exercise price of $13.65 per share, issued pursuant to the BNKA Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options, said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate BNKA to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any BNKA common stock or any other equity security of BNKA, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of BNKA common stock or any other equity security of BNKA.

                  4.e.    Trademarks and Trade Names. To the best of its
knowledge, BNKA (i) owns and has the exclusive right to use all trademarks, trade names, patents, copyrights, service marks, trade secrets, or other intellectual property rights (collectively, "Intellectual Property Rights") used in or necessary for the conduct of its business as now or heretofore conducted; and (ii) its not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by BNKA of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

                  4.f.    Financial Statements, Regulatory Reports. No financial
statement or other document provided or to be provided to AMRBK as required by
Section 3.3.f. hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. BNKA has filed all material documents and reports required to be filed by them with the DFI and FDIC and any other government agency or regulatory authority having jurisdiction over its business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to BNKA required by government agencies and regulatory authorities having jurisdiction over BNKA has been taken. Except as disclosed in such statements, reports or documents, BNKA has not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or government authorization. BNKA has paid all assessments made or imposed by any government agency. BNKA has delivered to AMRBK copies of all annual management letters and opinions, and has made available to AMRBK for inspection all reviews, correspondence and other documents in the files of BNKA prepared by certified public accountants engaged by BNKA and delivered to BNKA since 2001. The financial records of BNKA have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. To the knowledge of BNKA's management, the data processing equipment, data transmission equipment, related peripheral equipment and software used by BNKA in the operation of its business to generate and retrieve its financial records are adequate for the current needs of BNKA.

                  4.g.    Tax Returns.
                          -----------

                          (i)    BNKA has timely filed all federal, state,
county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by BNKA, and each such return, report or other information was, when filed, complete and accurate in all material respects. BNKA has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to AMRBK. BNKA has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against BNKA for any alleged deficiency in the payment of any taxes, and BNKA does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by BNKA or to the best of BNKA's knowledge, of any real property leased by BNKA.

                          (ii)   BNKA has made available to AMRBK for review
copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended 1999, 2000, 2001, 2002, and 2003.

                          (iii)  No consent has been filed relating to BNKA
pursuant to Section 341(f) of the IRC.

                  4.h.    Material Adverse Change. Except as heretofore
disclosed in writing by BNKA to AMRBK, since March 31, 2004, here has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of BNKA (whether or not in the Ordinary

Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of BNKA that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause 4.h.(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause 4.h.(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of BNKA, except in the Ordinary Course of Business; and (v) no disposition by BNKA of one or more assets that, individually or in the aggregate, are material to BNKA, except sales of assets in the Ordinary Course of Business.

                  4.i.    No Undisclosed Liabilities. Except for items for which
reserves have been established in the unaudited balance sheets of BNKA as of March 31, 2004, BNKA has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No cash, stock or other dividend or any other distribution with respect to the BNKA Shares has been declared, set aside or paid, nor have any of the BNKA Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by BNKA since March 31, 2004.

                  4.j.    Properties and Leases.
                          ---------------------

                          (i)    BNKA has good and marketable title, free and
clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the BNKA balance sheet as of March 31, 2004, (except property held as lessee under leases disclosed in the BNKA Disclosure Schedule and except personal property sold or otherwise disposed of since March 31, 2004, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the BNKA balance sheet as of March 31, 2004, or as currently shown on the books and records of BNKA and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to AMRBK. To the knowledge of BNKA, all tangible properties of BNKA conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of BNKA are in a good state of maintenance and repair and are adequate for the current business of BNKA. No properties of BNKA, and, to the best of BNKA's knowledge, no properties in which BNKA holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of its knowledge, BNKA does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by BNKA and held as security for a loan or in which BNKA otherwise has an interest, BNKA has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                          (ii)   All properties held by BNKA under leases are
held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of BNKA, and BNKA enjoys quiet and peaceful possession of such leased property. BNKA is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                          (iii)  Except as disclosed to AMRBK in the BNKA
Disclosure Schecule, all of BNKA's rights and obligations under the leases referred to in Section 4.j.(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Agreement of Merger. Where required, BNKA shall obtain, prior to the Effective Date, the consent of such parties to such transaction.

                  4.k.    Material Contracts. Except as disclosed in the BNKA
Disclosure Schedule and excluding loans, lines of credit, loan commitments or letters of credit to which BNKA is a party, BNKA is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to BNKA of more than Fifty Thousand Dollars ($50,000) and which is made for a fixed period expiring more than one year from the date hereof, and BNKA is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to AMRBK pursuant to this Section 4.k. is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

                  4.l.    Classified Loans. Except as disclosed in the BNKA
Disclosure Schedule, there are no loans presently owned by BNKA that have been classified by BNKA management or BNKA internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified shall have been reserved to the extent required. BNKA regularly reviews and appropriately classifies their loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of BNKA are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed in the BNKA Disclosure Schedule or reserved for in the unaudited balance sheet of BNKA as of March 31, 2004, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. BNKA does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of BNKA.

                  4.m.    No Restrictions on Investments. Except for pledges to
secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the BNKA balance sheet as of March 31, 2004, and none of the investments made by BNKA since March 31, 2004, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of BNKA to freely dispose of such investment at any time.

                  4.n.    Employment Benefit Plans/ERISA.
                          ------------------------------

                          (i)    BNKA has provided to AMRBK an accurate list
setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of BNKA (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to AMRBK any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                          (ii)   All contributions, premiums or other payments
due from BNKA to (or under) any Employee Plans have been fully paid or adequately provided for on BNKA's audited financial statements for the year ended December 31, 2003, or unaudited financial statements for the three (3) months ended March 31, 2004. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                          (iii)  BNKA has disclosed in writing to AMRBK the
names of each director, officer and employee of BNKA; and

                          (iv)   The Employee Plans have been administered where
required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                          (v)    BNKA has not offered in the past health
benefits for retired employees and has no intention to offer any additional health or other benefits for retired employees; and

                          (vi)   Each Employee Plan is in full force and effect,
and neither BNKA nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                          (vii)  BNKA has provided to AMRBK a list of all
agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of BNKA to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

                  4.o.    Collective Bargaining and Employment Agreements.
Except as provided in this Agreement or as previously disclosed to AMRBK in writing, BNKA does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by BNKA without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between BNKA and any current or former employees, and to the best of BNKA's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

                  4.p.    Compensation of Officers and Employees. Except as
disclosed in the BNKA Disclosure Schedule, no officer or employee of BNKA is receiving aggregate direct remuneration at a rate exceeding Fifty Thousand Dollars ($50,000) per annum.

                  4.q.    Legal Actions and Proceedings. Except as disclosed in
the BNKA Disclosure Schedule, BNKA is not a party to, or so far as known to it, threatened with, and to BNKA's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and BNKA is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by BNKA of any amount in excess of Twenty-Five Thousand Dollars ($25,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by BNKA of a monetary amount, which could have a material adverse effect on BNKA or its business or property or the transactions contemplated hereby. BNKA has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of BNKA, threatened against BNKA.

                  4.r.    Execution and Delivery of the Agreement.
                          ---------------------------------------

                          (i)    The execution and delivery of this Agreement
and the Agreement of Merger have been duly authorized by the Board of Directors of BNKA and, when the principal terms of the Merger, this Agreement and the Agreement of Merger have been duly approved by the affirmative vote of the holders of the majority of the outstanding BNKA Shares either at a meeting of shareholders duly called and held or by action taken without a meeting pursuant to the BNKA Articles, Bylaws and California law, the Merger, this Agreement and the Agreement of Merger will be duly and validly authorized by all necessary corporate action on the part of BNKA.

                          (ii)   This Agreement has been duly executed and
delivered by BNKA and (assuming due execution and delivery by AMRBK and AMRB) constitutes, and the Agreement of Merger, upon its execution and delivery by BNKA (after obtaining all applicable Government Approvals and assuming due execution and delivery by AMRB) will constitute, a legal and binding obligation of BNKA in accordance with its terms.

                          (iii)  The execution and delivery by BNKA of this
Agreement and the Agreement of Merger and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Incorporation or Bylaws of BNKA, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming
(1) receipt of the Government Approvals, (2) receipt of the requisite BNKA shareholder approval referred to in Section 4(r)(i) hereof, and (3) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and a registration statement on the appropriate form is declared effective by the Securities and Exchange Commission), and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which BNKA is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which BNKA is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of BNKA.

                  4.s.    Retention of Broker or Consultant. No broker, agent,
finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by BNKA or is entitled to be paid based upon any agreements, arrangements or understandings made by BNKA in connection with any of the transactions contemplated by this Agreement or the Agreement of Merger, except that BNKA has engaged the firm of Hoefer & Arnett, Inc. to provide consulting services to BNKA, including an opinion regarding the fairness of the consideration to be received by BNKA shareholders in the Merger. BNKA has provided AMRBK with a true and accurate copy of its agreement(s) with Hoefer & Arnett, Inc.

                  4.t.    Insurance. BNKA is and continuously since its
inception has been, insured with reputable insurers against all risks normally insured against by banks, and all of the insurance policies and bonds maintained by BNKA are in full force and effect, BNKA is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of BNKA, such insurance coverage is adequate for

BNKA. Since March 31, 2004, there has not been any damage to, destruction of, or loss of any assets of BNKA not covered by insurance that could have a material adverse effect on the business, financial condition, properties, assets or results of operations of BNKA.

                  4.u.    Loan Loss Reserves. The BNKA loan loss reserve shall
be adequate to cover the risk identified in the loan portfolio based on the Company's policy and methodology, which has been previously provided.

                  4.v.    Transactions With Affiliates. Except in the Ordinary
Course of Business, BNKA has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of BNKA, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the Securities Act of 1933, as amended (the "1933 Act"). BNKA has not entered into any other transactions with the employees or directors of BNKA or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to AMRBK. Any such transactions have been on terms no less favorable to BNKA than those which would prevail in an arms-length transaction with an independent third party. BNKA has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over BNKA in connection with any such transactions described in this subsection.

                  4.w.    Risk Management Instruments. All interest rate swaps,
caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for BNKA's own account (all of which are listed on the BNKA Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of BNKA, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither BNKA, nor to BNKA's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                  4.x.    Information in Joint Proxy Statement/Prospectus. The
information pertaining to BNKA which has been or will be furnished to AMRBK for or on behalf of BNKA for inclusion in the Joint Proxy Statement/Prospectus to be provided to the shareholders of AMRBK and BNKA, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of AMRBK and BNKA included in or accompanying the Joint Proxy Statement/Prospectus to be provided to the shareholders of AMRBK and BNKA, or the Applications, will present fairly the financial condition and results of operations of BNKA at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. BNKA shall promptly advise AMRBK in writing if, at any time prior to the Effective Time of the Merger, BNKA shall obtain knowledge of any facts that would make it necessary to amend or supplement the Joint Proxy Statement/Prospectus provided to the shareholders of AMRBK and BNKA or any Application, in order to make the statements therein not misleading or to comply with applicable laws and regulations.

                  4.y.    Community Reinvestment Act Compliance. BNKA is in
substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the DFI in its most recent examination, and BNKA has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in BNKA failing to be in substantial compliance with such provisions or having its current rating lowered.

                  4.z.    Accuracy and Effective Date of Representations and
Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of BNKA set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the BNKA Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by BNKA, and no statement by BNKA in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to AMRBK.

5.       REPRESENTATIONS AND WARRANTIES OF AMRBK.
         ---------------------------------------

         In the following representations and warranties, all references to assets, liabilities, properties, rights, obligations, financial condition, operations, knowledge, information and other characteristics of AMRBK shall be deemed to include reference to those characteristics of AMRBK on a consolidated basis, except as the context otherwise indicates or requires. AMRBK represents and warrants to BNKA that, except as set forth on a schedule (the "AMRBK Disclosure Schedule") to be delivered to BNKA concurrently with the execution and delivery of this Agreement and attached hereto as Exhibit C, corresponding in number with the applicable section of this Agreement:

                  5.a.    Corporate Status and Power to Enter Into Agreements.
(i) AMRBK is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the AMRBK shareholders, AMRBK has all necessary corporate power to enter into this Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) AMRB holds a currently valid license issued by the California Commissioner of Financial Institutions to engage in the commercial banking business in the State of California at the locations at which it is licensed and currently conducts business, and (iv) neither AMRBK nor AMRB is subject to any directive, resolution, memorandum of understanding or order of the FDIC, FRB, California Commissioner of Financial Institutions or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of AMRBK nor the location of its properties requires AMRBK or AMRB to be licensed to do business in any jurisdiction other than the State of California. AMRB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

                  5.b.    Articles, Bylaws, Books and Records. The copies of the
Articles of Incorporation and Bylaws of AMRBK heretofore delivered to BNKA are complete and accurate copies thereof as in effect on the date hereof. The minute books of AMRBK made available to BNKA contain a complete and accurate record of all meetings of AMRBK's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of AMRBK fairly reflect the material transactions to which AMRBK is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

                  5.c.    Compliance With Laws, Regulations and Decrees. AMRBK
(i) has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act and U.S.A Patriot Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of AMRBK or is not likely to otherwise have a material adverse effect on AMRBK and AMRB taken as a whole, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all government agencies and regulatory authorities which are necessary to the business and operations of AMRBK and AMRB as now being conducted.

                  5.d.    Capitalization. As of the date of this Agreement, the
authorized capital stock of AMRBK consists of 20,000,000 shares of AMRBK common stock, no par value, of which 4,209,881 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are currently outstanding options to purchase 415,102 shares of AMRBK common stock, at a weighted average exercise price of $9.215 per share, issued pursuant to the AMRBK 1995 and 2000 Stock Option Plans. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate AMRBK to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any AMRBK common stock or any other equity security of AMRBK, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of AMRBK common stock or any other equity security of AMRBK. AMRBK owns all of the outstanding equity securities of AMRB. Except (i) as collateral for outstanding loans held in their loan portfolios, (ii) for certain financial institution equity securities owned by AMRB, (iii) for ownership of the equity securities of inactive subsidiaries, American River Financial, American River Mortgage and ARBCO, and (iv) as summarized in the AMRBK Disclosure Schedule, neither AMRBK nor AMRB owns, directly or indirectly, any other equity interests in any bank (other than AMRBK's ownership of AMRB), corporation or other entity.

                  5.e.    Trademarks and Trade Names. To the best of AMRBK's
knowledge, AMRBK and AMRB (i) own and have the exclusive right to use all Intellectual Property Rights used in or necessary for the conduct of their businesses as now or heretofore conducted; and (ii) are not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by AMRBK or AMRB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

                  5.f.    Financial Statements, Regulatory Reports. No financial
statement or other document provided or to be provided to BNKA as required by
Section 3.3.f. hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. AMRBK has filed all material documents and reports required to be filed by it with the Securities and Exchange Commission, FDIC, FRB, the DFI and any other government agency or regulatory authority having jurisdiction over their business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to AMRBK and AMRB required by government agencies and regulatory authorities having jurisdiction over AMRBK or AMRB has been taken. Except as disclosed in such statements, reports or documents, neither AMRBK nor AMRB has received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (a) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (b) threatening to revoke any license, franchise, permit or government authorization. AMRBK and AMRB have paid all assessments made or imposed by any government agency. AMRBK has delivered to BNKA copies of all annual management letters and opinions, and has made available to BNKA for inspection all reviews, correspondence and other documents in the files of AMRBK prepared by certified public accountants engaged by AMRBK and delivered to AMRBK since March 31, 2004. The financial records of AMRBK have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by AMRBK in the operation of its business to generate and retrieve its financial records are adequate for the current needs of AMRBK.

                  5.g.    Tax Returns.
                          -----------

                          (i)    AMRBK has timely filed all federal, state,
county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by AMRBK, and each such return, report or other information was, when filed, complete and accurate in all material respects. AMRBK has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to BNKA. AMRBK has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against AMRBK for any alleged deficiency in the payment of any taxes, and AMRBK does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by AMRBK or to the best of AMRBK's knowledge, of any real property leased by AMRBK.

                          (ii)   AMRBK has made available to BNKA for review
copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended 1999, 2000, 2001, 2002 and 2003.

                          (iii)  No consent has been filed relating to AMRBK
pursuant to Section 341(f) of the IRC.

                  5.h.    Material Adverse Change. Except as heretofore
disclosed in writing by AMRBK to BNKA, since March 31, 2004, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of AMRBK (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of AMRBK that has had or can reasonably be expected to have a material adverse effect on any of the items listed above,
(iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of AMRBK, except in the Ordinary Course of Business, and (v) no disposition by AMRBK of one or more assets that, individually or in the aggregate, are material to AMRBK, except sales of assets in the Ordinary Course of Business.

                  5.i.    No Undisclosed Liabilities. Except for items for which
reserves have been established in the unaudited balance sheets of AMRBK as of March 31, 2004, AMRBK has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by AMRBK entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by AMRBK to cause AMRBK repurchase such loan or other asset or to pursue any other form of recourse against AMRBK. AMRBK has not knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading.

                  5.j.    Properties and Leases.
                          ---------------------

                          (i)    AMRBK and/or AMRB has good and marketable
title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the AMRBK balance sheet as of March 31, 2004, (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since March 31, 2004, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the AMRBK balance sheet as of March 31, 2004, or as currently shown on the books and records of AMRBK and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to BNKA. All tangible properties of AMRBK and/or AMRB conform in all material respects with all applicable ordinances, regulations and zoning laws. To the knowledge of AMRBK, all tangible properties of AMRBK and/or AMRB are in a good state of maintenance and repair and are adequate for the current business of AMRBK. No properties of AMRBK and/or AMRB, and, to the best of AMRBK's knowledge, no properties in which AMRBK and/or AMRB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of AMRBK's knowledge, AMRBK and/or AMRB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by AMRBK and/or AMRB and held as security for a loan or in which AMRBK otherwise has an interest, AMRBK and/or AMRB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                          (ii)   All properties held by AMRBK and/or AMRB under
leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of AMRBK, and AMRBK and/or AMRB enjoy quiet and peaceful possession of such leased property. AMRBK and/or AMRB is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                          (iii)  Except as disclosed to BNKA in writing, all of
AMRBK's or AMRB's rights and obligations under the leases referred to in Section 5.j.(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Agreement of Merger. Where required, AMRBK shall obtain, prior to the Effective Date, the consent of such parties to such transactions.

                  5.k.    Material Contracts. Except as previously disclosed to
BNKA in writing and excluding loans, lines of credit, loan commitments or letters of credit to which AMRBK is a party, AMRBK is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to AMRBK of more than Fifty Thousand Dollars ($50,000) and which is made for a fixed period expiring more than one year from the date hereof, and AMRBK is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to BNKA pursuant to this Section 5.k. is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

                  5.l.    Classified Loans. Except as previously disclosed to
BNKA in writing, there are no loans presently owned by AMRB that have been classified by AMRB's management or AMRB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified have been reserved to the extent required. AMRB regularly reviews and appropriately classifies its loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of AMRB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to BNKA in writing or reserved for in the unaudited balance sheet of AMRB as of March 31, 2004, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. AMRB has no extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of AMRB.

                  5.m.    No Restrictions on Investments. Except for pledges to
secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the AMRBK balance sheet as of March 31, 2004, and none of the investments made by AMRBK since March 31, 2004, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of AMRBK to freely dispose of such investment at any time.

                  5.n.    Employment Benefit Plans/ERISA.
                          ------------------------------

                          (i)    AMRBK has provided to BNKA an accurate list
setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of AMRBK (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to BNKA any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                          (ii)   All contributions, premiums or other payments
due from AMRBK to (or under) any Employee Plans have been fully paid or adequately provided for on AMRBK's audited financial statements for the year ended 2003, or unaudited financial statements for the three (3) months ended March 31, 2004. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                          (iii)  AMRBK has disclosed in writing to BNKA the
names of each director, officer and employee of AMRBK and AMRB; and

                          (iv)   The Employee Plans have been administered where
required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                          (v)    Except as disclosed in the AMRBK Disclosure
Schedule, AMRBK and AMRB have not offered in the past health benefits for retired employees and have no intention to offer any additional health or other benefits for retired employees; and

                          (vi)   Each Employee Plan is in full force and effect,
and neither AMRBK, AMRB, nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                          (vii)  AMRBK has provided to BNKA a list of all
agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of AMRBK or AMRB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

                  5.o.    Collective Bargaining and Employment Agreements.
Except as disclosed in the AMRBK Disclosure Schedule, AMRBK and AMRB has no union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by AMRBK without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between AMRBK and any current or former employees, and to the best of AMRBK's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

                  5.p.    Compensation of Officers and Employees. Except as
disclosed in the AMRBK Disclosure Schedule, (i) no officer or employee of AMRBK or AMRB is receiving aggregate direct remuneration at a rate exceeding One Hundred Thousand Dollars ($100,000) per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Agreement of Merger will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from AMRBK to any employee of AMRBK.

                  5.q.    Legal Actions and Proceedings. Except as disclosed in
the AMRBK Disclosure Schedule, AMRBK is not a party to, or so far as known to it, threatened with, and to AMRBK's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and AMRBK is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by AMRBK of any amount in excess of One Hundred Thousand Dollars ($100,000), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by AMRBK of a monetary amount, which could reasonably be expected to have a material adverse effect on AMRBK or its business or property or the transactions contemplated hereby. AMRBK has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing and Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of AMRBK, threatened against AMRBK.

                  5.r.    Execution and Delivery of the Agreement.
                          ---------------------------------------

                          (i)    The execution and delivery of this Agreement
and the Agreement of Merger have been duly authorized by the Boards of Directors of AMRBK and AMRB and, when the principal terms of the Merger, this Agreement and the Agreement of Merger have been duly approved by the affirmative vote of the holders of the majority of the outstanding AMRBK Shares either at a meeting of shareholders duly called and held or by action taken without a meeting pursuant to the AMRBK Articles, Bylaws and California law, the Merger, this Agreement and the Agreement of Merger will be duly and validly authorized by all necessary corporate action on the part of AMRBK and AMRB.

                          (ii)   This Agreement has been duly executed and
delivered by AMRBK and AMRB and (assuming due execution and delivery by BNKA) constitutes a legal and binding obligation of AMRBK and AMRB in accordance with its terms, and the Agreement of Merger, upon its execution and delivery by AMRB (after obtaining all applicable Government Approvals and assuming due execution and delivery by BNKA) will constitute, a legal and binding obligation of AMRB in accordance with its terms.

                          (iii)  The execution and delivery by AMRBK of this
Agreement and the consummation of the transactions contemplated herein and in the Agreement of Merger (a) do not violate any provision of the Articles of Incorporation or Bylaws of AMRBK or AMRB, respectively, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite AMRBK shareholder approval referred to in Section 5(r)(i) hereof, and
(3) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and a registration statement on the appropriate form is declared effective by the Securities and Exchange Commission), and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which AMRBK is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which AMRBK is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of AMRBK.

                  5.s.    Retention of Broker or Consultant. No broker, agent,
finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by AMRBK or is entitled to be paid based upon any agreements, arrangements or understandings made by AMRBK in connection with any of the transactions contemplated by this Agreement or the Agreement of Merger, except that AMRBK has engaged the firm of Sandler O'Neill & Partners, LP to act as its financial advisor and to render an opinion regarding the fairness of the Merger Consideration in the Merger, from a financial point of view, to AMRBK. AMRBK has provided BNKA with a true and accurate copy of its agreement(s) with Sandler O'Neill & Partners, LP.

                  5.t.    Insurance. AMRBK is and continuously since its
inception has been, insured with reputable insurers against all risks normally insured against by bank holding companies and banks, and all of the insurance policies and bonds maintained by AMRBK are in full force and effect, AMRBK is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of AMRBK, such insurance coverage is adequate for AMRBK. Since March 31, 2004, there has not been any damage to, destruction of, or loss of any assets of AMRBK not covered by insurance that could reasonably be expected to have a material adverse effect on the business, financial condition, properties, assets or results of operations of AMRBK.

                  5.u.    Loan Loss Reserves. The AMRB loan loss reserve shall
be adequate to cover the risk identified in the loan portfolio based on the AMRB's policy and methodology, which has been previously provided.

                  5.v.    Transactions With Affiliates. Except in the Ordinary
Course of Business, AMRBK has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of AMRBK, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. AMRBK has not entered into any other transactions with the employees or directors of AMRBK or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to BNKA. Any such transactions have been on terms no less favorable to AMRBK than those which would prevail in an arms-length transaction with an independent third party. AMRBK has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over AMRBK in connection with any such transactions described in this subsection.

                  5.w.    Risk Management Instruments. All interest rate swaps,
caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for AMRBK's own account, or for the account of one or more of AMRBK's subsidiaries or their customers (all of which are listed on the AMRBK Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of AMRBK or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither AMRBK nor its subsidiaries, nor to AMRBK's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                  5.x.    Information in Joint Proxy Statement/Prospectus. The
information pertaining to AMRBK which has been or will be furnished to BNKA for or on behalf of AMRBK for inclusion in the Joint Proxy Statement/Prospectus to be provided to the shareholders of BNKA and AMRBK, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of AMRBK and BNKA included in or accompanying the Joint Proxy Statement/Prospectus to be provided to the shareholders of BNKA and AMRBK, or the Applications, will present fairly the financial condition and results of operations of AMRBK at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. AMRBK shall promptly advise BNKA in writing if, at any time prior to the Effective Time of the Merger, AMRBK shall obtain knowledge of any facts that would make it necessary to amend or supplement the Joint Proxy Statement/Prospectus provided to the shareholders of BNKA and AMRBK or any Application, in order to make the statements therein not misleading or to comply with applicable laws and regulations.

                  5.y.    Community Reinvestment Act Compliance. AMRBK is in
substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the FDIC in its most recent examination, and neither AMRBK nor AMRB has knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in AMRBK failing to be in substantial compliance with such provisions or having its current rating lowered.

                  5.z.    Accuracy and Effective Date of Representations and
Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of AMRBK set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the AMRBK Disclosure Schedule in a section corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by AMRBK, and no statement by AMRBK in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to BNKA.

6.       SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.
         -------------------------------------------------------

                  6.a.    Preparation and Filing of Registration Statement.
AMRBK shall promptly prepare and file with the Securities and Exchange Commission (i) a registration statement on the appropriate form (the "AMRBK Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering a sufficient number of AMRBK Shares to complete the exchange of AMRBK Shares for the outstanding BNKA Shares pursuant to the provisions of Section 2.1 hereof. AMRBK shall promptly prepare a Joint Proxy Statement/Prospectus for the purpose of submitting the principal terms of the Merger, this Agreement and the Agreement of Merger to the shareholders of AMRBK for approval. BNKA shall cooperate in all reasonable respects with regard to the preparation of the Joint Proxy Statement/Prospectus and will promptly prepare and file with the FDIC its proxy materials, incorporating the Joint Proxy Statement/Prospectus, for the purpose of submitting the principal terms of the Merger, this Agreement and the Agreement of Merger to the shareholders of BNKA for approval. The Joint Proxy Statement/Prospectus in definitive form is expected to serve as the prospectus to be included in the AMRBK Registration Statement and shall comply in all material respects with the requirements of Regulation 14A pursuant to the Securities and Exchange Act of 1934, as amended. AMRBK and BNKA shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the AMRBK Registration Statement or the Joint Proxy Statement/Prospectus or the BNKA proxy materials, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the AMRBK Registration Statement and the Joint Proxy Statement/Prospectus and the BNKA proxy materials.

                  6.b.    Effectiveness of Registration Statement. AMRBK and
BNKA shall use their best efforts to have the AMRBK Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter AMRBK and BNKA shall distribute the Joint Proxy Statement/Prospectus to holders of their respective common stock in accordance with applicable laws and the Articles of Incorporation and Bylaws of each.

                  6.c.    Sales and Resales of Common Stock. AMRBK shall not be
required to maintain the effectiveness of the AMRBK Registration Statement for the purpose of sale or resale of the AMRBK Shares by any person.

                  6.d.    Rule 145. Securities representing AMRBK Shares issued
to affiliates of BNKA (as determined by counsel to AMRBK and BNKA) under Rule 145 of the 1933 Act pursuant to the Agreement of Merger may be subject to stop transfer orders and a restrictive legend which confirm and state that such securities representing AMRBK Shares have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the 1933 Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the opinion of its counsel, received reasonably satisfactory evidence of compliance with the provisions of Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the 1933 Act.

7.       CONDITIONS TO THE OBLIGATIONS OF AMRBK.
         --------------------------------------

         The obligations of AMRBK under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Time of the Merger of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of AMRBK at any time at or prior to the Effective Time of the Merger:

                  7.a.    Representations and Warranties. The representations
and warranties of BNKA in Section 4 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the BNKA Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

                  7.b.    Compliance and Performance Under Agreement. BNKA shall
have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Agreement of Merger required to be performed or complied with by it at or prior to the Effective Time of the Merger.

                  7.c.    Material Adverse Change. No material adverse change
shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of BNKA. Other than as set forth in the BNKA Disclosure Schedule, BNKA shall not be a party to or threatened with, and to the best of BNKA's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency. No material adverse change shall have occurred as a result of any subsequent legal actions or proceedings, or any subsequent developments in the legal actions or proceedings as set forth in the BNKA Disclosure Schedule, which in the reasonable judgment of AMRBK, would have a material adverse effect on the business, financial condition, results of operations or assets of BNKA.

                  7.d.    Approval of Agreement. The principal terms of the
Merger, this Agreement, and the Agreement of Merger shall have been duly approved by (i) the affirmative vote or consent of a majority of the outstanding BNKA Shares, and (ii) the affirmative vote or consent of a majority of the outstanding AMRBK Shares.

                  7.e.    Officer's Certificate. AMRBK shall have received a
certificate, dated the Effective Date, signed on behalf of BNKA by its President and Chief Executive Officer and its Chief Financial Officer, in substantially the form delivered to AMRBK with the BNKA Disclosure Schedule.

                  7.f.    Opinion of Counsel. Bartel, Eng & Schroder, counsel to
BNKA, shall have delivered to AMRBK its opinion dated the Effective Date in form and substance acceptable to AMRBK and its counsel.

                  7.g.    Absence of Proceedings. No legal, administrative,
arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

                  7.h.    Effectiveness of Registration Statement. The AMRBK
Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Securities and Exchange Commission, and the AMRBK Shares registered thereby shall have received all state securities and "Blue Sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Agreement of Merger.

                  7.i.    Government Approvals. All Government Approvals shall
be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement AMRBK in its reasonable judgment shall deem to be materially burdensome, in which case AMRBK shall promptly notify BNKA. For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                          (i)    require the taking of any action materially
inconsistent with the manner in which AMRBK, AMRB or BNKA has conducted its business previously;

                          (ii)   have a material adverse effect on the business,
financial condition or results of operations of AMRBK, AMRB or BNKA; or

                          (iii)  preclude satisfaction of any of the conditions
to consummation of the transactions contemplated by this Agreement.

                  7.j.    Tax Opinion. Receipt by the parties of the opinion of
Perry-Smith, LLP to the effect that:

                          (i)    The Merger constitutes a "reorganization"
within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC Section 368(a)(2)(D);

                          (ii)   AMRBK, BNKA and AMRB are each a "party" to a
reorganization within the meaning of IRC Section 368(b);

                          (iii)  None of AMRBK, AMRB or BNKA will recognize
federal taxable gain or loss as a result of the Merger, except to the extent of cash received by AMRB related to its ownership of shares of BNKA common stock;

                          (iv)   The federal income tax basis and holding
periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

                          (v)    To the extent that BNKA shareholders exchange
BNKA Shares in the Merger solely for AMRBK Shares, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of AMRBK Shares received by former holders of BNKA Shares will equal the federal income tax basis of such stockholders' shares of BNKA Shares (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of AMRBK Shares received will include the holding period for the shares of BNKA Shares exchanged, provided that the BNKA Shares exchanged was held as a "capital asset" as such term is defined in IRC Section 1221;

                          (vi)   To the extent that holders of BNKA Shares
exchange BNKA Shares in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of BNKA Shares exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of BNKA Shares exchanged were held as a capital asset;

                          (vii)  To the extent that holders of BNKA Shares
receive a combination of cash and AMRBK Shares (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of (1) the difference between the fair market value of all consideration received in the exchange (AMRBK Shares plus cash) and the basis in the BNKA Shares surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the AMRBK Shares received by holders of BNKA Shares in the Merger will be equal to the total federal income tax basis of the BNKA Shares exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the AMRBK Shares received in the Merger will include the holding period for which holders of BNKA Shares held their BNKA Shares provided, that such BNKA Shares was held as a capital asset; and

                          (viii) To the extent that cash is received by holders
of BNKA Shares in lieu of fractional share interests in AMRBK Shares, the cash will be treated as being received by the holders of BNKA Shares as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

                  7.k.    Accountant's Letters. On or prior to the date of
effectiveness of the AMRBK Registration Statement, AMRBK shall have received, in form and substance satisfactory to AMRBK, a letter addressed to AMRBK from Perry-Smith LLP, independent public accountants for BNKA, as to such matters, as of the end of the most recent fiscal quarter, as AMRBK may reasonably request. Further, as of a specified date not more than five (5) business days prior to the Effective Date, AMRBK shall have received from Perry-Smith LLP a letter dated the Effective Date, in form and substance satisfactory to AMRBK, as to such matters, as AMRBK may reasonably request.

                  7.l.    Affiliate Agreements. AMRBK shall have received at the
date of this Agreement, signed affiliate agreements in substantially the form attached as Exhibit D, from each person who, in the opinion of counsel to AMRBK and BNKA, might be deemed to be an "affiliate" of BNKA within the meaning of Rules 144 and 145 of the 1933 Act.

                  7.m.    Dissenting Shares. Holders of not more than ten
percent (10%) of the outstanding BNKA Shares and AMRBK Shares shall have voted against approval of, or given notice in writing to BNKA at or prior to the BNKA meeting of shareholders and to AMRBK at or prior to the AMRBK meeting of shareholders that they dissent from the Merger and the transactions contemplated by this Agreement and the Agreement of Merger and have otherwise complied with the requirements under Chapter 13 of the California General Corporation Law.

                  7.n.    Unaudited Financials. Not later than five (5) business
days prior to the Effective Date, BNKA shall have furnished AMRBK a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of BNKA, for the month ending at least ten (10) business days prior to the Effective Date.

                  7.o.    Closing Documents. AMRBK shall have received such
certificates and other closing documents as counsel for AMRBK shall reasonably request.

                  7.p.    Consents. BNKA shall have received, or AMRBK shall
have satisfied itself that BNKA will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to BNKA, in each case in form and substance reasonably satisfactory to AMRBK and its counsel, and no such consent or license or permit shall have been withdrawn or suspended.

                  7.q.    Shareholder Agreements. AMRBK shall have received at
the date of this Agreement, signed shareholder agreements in substantially the form attached hereto as Exhibit E, from all of the members of the BNKA Board of Directors and those persons deemed by AMRBK to be executive or key officers of BNKA, pursuant to which each such person in his or her capacity as a shareholder commits to vote all of his or her BNKA Shares in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger, and in the case of members of the BNKA Board of Directors, to recommend to all other BNKA shareholders, subject to the exercise of fiduciary duties, a vote in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger. The shareholder agreements shall also include non-compete provisions which restrict such persons from engaging in activities deemed to constitute competition with AMRBK, AMRB or BNKA.

                  7.r.    Employment Agreement. As of the Closing Date, BNKA
shall have entered an employment agreement with Larry D. Standing, in substantially the form attached hereto as Exhibit F.

                  7.s.    Fairness Opinion. The Board of Directors of AMRBK
shall have received an opinion of Sandler O'Neill & Partners, LP, dated the date of this Agreement and the date of mailing or a date reasonably proximate to the date of mailing the Joint Proxy Statement/Prospectus to the shareholders of AMRBK and BNKA, to the effect that the Merger Consideration in the Merger is fair, from a financial point of view, to AMRBK, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

                  7.t.    Equity Test. As of the Closing Date, BNKA shall have a
minimum of Twelve Million Eight Hundred Thousand Dollars ($12,800,000) in combined BNKA common stock and retained earnings.

                  7.u.    Severance and Retirement Benefits. As of the Closing
Date, BNKA shall have paid the severance and retirement benefits from amounts reserved and expensed in accordance with Section 3.2.k. hereof, pursuant to agreements with each BNKA director, officer and employee receiving any such payment dated as of the Effective Date and in form and substance reasonably satisfactory to AMRBK.

                  7.v.    Optionholder Consents. As of the Closing Date, BNKA
shall have obtained the written consent, in form and substance reasonably satisfactory to AMRBK, of each person holding an outstanding and exercisable BNKA Option, which (i) waives the optionholder's right to exercise the BNKA Option under any agreement evidencing the BNKA Option, and (ii) consents to receive payment in lieu of exercise in accordance with Section 2.6.a.(ii).hereof from the amounts reserved and expensed in accordance with Section 3.2.k.hereof.

                  7.w.    Waiver of Change of Control Provisions. As of the
Closing Date, BNKA shall have obtained written waiver agreements, in form and substance reasonably satisfactory to AMRBK, from Larry D. Standing and such other BNKA directors, officers and employees who have salary continuation agreements that include change of control provisions accelerating the payment of benefits thereunder. Such waiver agreements shall waive the application of the change of control provisions solely as such provisions may apply to or be triggered by the transactions contemplated by the Merger, the Agreement of Merger and this Agreement, but otherwise remain in full force and effect as to any future event that would constitute a change in control thereunder.

8.       CONDITIONS TO THE OBLIGATIONS OF BNKA.
         -------------------------------------

         The obligations of BNKA under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of the Merger of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of BNKA at any time at or prior to the Effective Time of the Merger:

                  8.a.    Representations and Warranties. The representations
and warranties of AMRBK in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the AMRBK Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

                  8.b.    Compliance and Performance Under Agreement. AMRBK
shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Agreement of Merger required to be performed or complied with by AMRBK at or prior to the Effective Time of the Merger.

                  8.c.    Material Adverse Change. No material adverse change
shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of AMRBK and AMRB taken as a whole, and AMRBK shall not be a party to or threatened with, and to the best of AMRBK's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which legal action or proceeding, in the reasonable judgment of BNKA, could have a material adverse effect on the business, financial condition, results of operations or assets of AMRBK and AMRB taken as a whole.

                  8.d.    Approval of Agreement. The principal terms of the
Merger, this Agreement, and the Agreement of Merger shall have been duly approved by (i) the affirmative vote or consent of a majority of the outstanding AMRBK Shares, and (ii) the affirmative vote or consent of a majority of the outstanding BNKA Shares.

                  8.e.    Officer's Certificate. BNKA shall have received a
certificate, dated the Effective Date, signed on behalf of AMRBK by its President and its Chief Financial Officer, in substantially the form delivered to BNKA with the AMRBK Disclosure Schedule.

                  8.f.    Opinion of Counsel. DoddoMasonoGeorge LLP, AMRBK's
counsel, shall have delivered to BNKA its opinion dated the Effective Date in form and substance acceptable to BNKA and its counsel.

                  8.g.    Absence of Proceedings. No legal, administrative,
arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

                  8.h.    Effectiveness of Registration Statement. The AMRBK
Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Securities and Exchange Commission, and the AMRBK Shares registered thereby shall have received all state securities and "Blue Sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Agreement of Merger.

                  8.i.    Government Approvals. All Government Approvals shall
be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement BNKA in its reasonable judgment shall deem to be materially burdensome, in which case BNKA shall promptly notify AMRBK. For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                          (i)    require the taking of any action materially
inconsistent with the manner in which BNKA, AMRBK or AMRB has conducted its business previously;

                          (ii)   result in a material adverse change on the
business, financial condition or results of operations of BNKA, AMRBK or AMRB;
or

                          (iii)  preclude satisfaction of any of the conditions
to consummation of the transactions contemplated by this Agreement.

                  8.j.    Tax Opinion. Receipt by the parties of the opinion of
Perry-Smith, LLP to the effect that:

                          (i)    The Merger constitutes a "reorganization"
within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC Section 368(a)(2)(D);

                          (ii)   AMRBK, BNKA and AMRB are each a "party" to a
reorganization within the meaning of IRC Section 368(b);

                          (iii)  None of AMRBK, AMRB or BNKA will recognize
federal taxable gain or loss as a result of the Merger;

                          (iv)   The federal income tax basis and holding
periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

                          (v)    To the extent that BNKA shareholders exchange
BNKA Shares in the Merger solely for AMRBK Shares, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of AMRBK Shares received by former holders of BNKA Shares will equal the federal income tax basis of such stockholders' shares of BNKA Shares (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of AMRBK Shares received will include the holding period for the shares of BNKA Shares exchanged, provided that the BNKA Shares exchanged was held as a "capital asset" as such term is defined in IRC Section 1221;

                          (vi)   To the extent that holders of BNKA Shares
exchange BNKA Shares in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of BNKA Shares exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of BNKA Shares exchanged were held as a capital asset;

                          (vii)  To the extent that holders of BNKA Shares
receive a combination of cash and AMRBK Shares (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of (1) the difference between the fair market value of all consideration received in the exchange (AMRBK Shares plus cash) and the basis in the BNKA Shares surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the AMRBK Shares received by holders of BNKA Shares in the Merger will be equal to the total federal income tax basis of the BNKA Shares exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the AMRBK Shares received in the Merger will include the holding period for which holders of BNKA Shares held their BNKA Shares provided, that such BNKA Shares was held as a capital asset; and

                          (viii) To the extent that cash is received by holders
of BNKA Shares in lieu of fractional share interests in AMRBK Shares, the cash will be treated as being received by the holders of BNKA Shares as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

                  8.k. Accountant's Letters. On or prior to the effectiveness of the AMRBK Registration Statement, BNKA shall have received, in form and substance satisfactory to BNKA, a letter addressed to BNKA from Perry-Smith LLP, independent public accountants for AMRBK, as to such matters, as of the end of the most recent fiscal quarter, as BNKA may reasonably request. Further, as of a specified date not more than five (5) business days prior to the Effective Date, BNKA shall have received from Perry-Smith LLP a letter dated the Effective Date, in form and substance satisfactory to BNKA, as to such matters, as BNKA may reasonably request.

                  8.l.    Unaudited Financials. Not later than five (5) business
days prior to the Effective Date, AMRBK shall have furnished BNKA a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of AMRBK, for the month ending at least ten (10) business days prior to the Effective Date.

                  8.m.    Closing Documents. BNKA shall have received such
certificates and other closing documents as counsel for BNKA shall reasonably request.

                  8.n.    Consents. AMRBK shall have received, or BNKA shall
have satisfied itself that AMRBK will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to AMRBK, in each case in form and substance reasonably satisfactory to BNKA, and no such consent or license or permit shall have been withdrawn or suspended.

                  8.o.    Fairness Opinion. The Board of Directors of BNKA shall
have received an opinion of Hoefer & Arnett, Inc., dated the date of this Agreement and the date of mailing or a date reasonably proximate to the date of mailing the Joint Proxy Statement/Prospectus to the shareholders of BNKA and AMRBK, to the effect that the Merger Consideration in the Merger is fair, from a financial point of view, to BNKA and its shareholders, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

                  8.p.    Shareholder Agreements. BNKA shall have received at
the date of this Agreement, signed shareholder agreements in substantially the form attached hereto as Exhibit G, from all of the members of the AMRBK Board of Directors and those persons deemed by AMRBK to be executive officers of AMRBK, pursuant to which each such person in his or her capacity as a shareholder commits to vote all of his or her AMRBK Shares in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger, and in the case of members of the AMRBK Board of Directors, to recommend to all other AMRBK shareholders, subject to the exercise of fiduciary duties, a vote in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger.

9.       CLOSING.
         -------

                  9.a.    Closing Date. On the third business day following
receipt of all required Government Approvals (not including any applicable waiting periods), the parties shall select a proposed date for the consummation of the Merger (the "Proposed Closing Date") which the parties shall use their reasonable best efforts to cause to be the Closing Date. The closing (the "Closing") shall, unless another date, time or place is agreed to in writing by AMRBK and BNKA, be held at the offices of AMRBK, 1545 River Park Drive, Sacramento, California 95815, at a time mutually agreed upon between the parties and on a date as soon as practicable but not less than fifteen (15) days following the last to occur of (i) the expiration of any waiting periods under applicable law or regulation, and (ii) the date on which all conditions to the obligations of the parties to consummate the Merger have been satisfied (the "Closing Date").

                  9.b.    Delivery of Documents. At the Closing, the parties
shall use their respective best efforts to deliver or cause to be delivered the opinions, certificates and other documents required to be delivered by this Agreement.

                  9.c.    Filings. At the Closing, AMRBK and BNKA shall instruct
their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to AMRBK and BNKA to give effect to the Merger.

10.      POST-CLOSING MATTERS.
         --------------------

         AMRBK will prepare and file with the Securities and Exchange Commission on the appropriate form as soon as practicable the results of combined operations of AMRBK, AMRB and the Resulting Corporation for the first full calendar quarter after the Effective Date.

11.      EXPENSES.
         --------

         AMRBK and BNKA agree that AMRBK and BNKA shall each bear their own expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses regardless of whether the merger or any other transactions contemplated under this Agreement are consummated.

12.      AMENDMENT; TERMINATION.
         ----------------------

                  12.a.   Amendment. This Agreement and the Agreement of Merger
may be amended by mutual written agreement of AMRBK, AMRB and BNKA at any time prior to the Effective Time of the Merger without the approval of the shareholders of AMRBK and the shareholders of BNKA with respect to any of their terms except the terms relating to the Merger Consideration or the form or amount of consideration to be delivered to the BNKA shareholders in the Merger or otherwise as required by applicable law.

                  12.b.   Termination. This Agreement and the Agreement of
Merger may be terminated as follows:

                          (i)    By the mutual consent of the Boards of
Directors of AMRBK, AMRB and BNKA at any time prior to the Effective Time of the Merger.

                          (ii)   By the Boards of Directors of AMRBK or BNKA
upon the failure of the shareholders of AMRBK or BNKA to give the requisite approval of this Agreement and the transactions contemplated hereby.

                          (iii)  By the Boards of Directors of AMRBK or BNKA
upon the expiration of thirty (30) days after any government agency or regulatory authority denies or refuses to grant any approval, consent or qualification required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, the parties agree to appeal such denial or refusal or agree to amend and re-submit the application to the government agency or regulatory authority that has denied or refused to grant the approval, consent or qualification requested.

                          (iv)   By the Board of Directors of AMRBK on or after
the Termination Date, if any of the conditions in Section 7 to which the obligations of AMRBK are subject have not been fulfilled.

                          (v)    By the Board of Directors of AMRBK if there
shall have been a material breach of any of the representations or warranties of BNKA set forth in this Agreement, which breach, in the reasonable opinion of BNKA, by its nature cannot be cured or is not cured prior to the Closing Date and which breach would, in the reasonable opinion of AMRBK, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on AMRBK, taken as a whole, or upon the consummation of the transactions contemplated hereby.

                          (vi)   By the Board of Directors of AMRBK if a
material adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of BNKA.

                          (vii)  By the Board of Directors of AMRBK in the event
BNKA or its affiliates enter into a Business Combination prior to the Closing Date.

                          (viii) By the Board of Directors of AMRBK upon the
expiration of forty-five (45) days from delivery of written notice by AMRBK to BNKA of BNKA's breach of or failure to satisfy any covenant, condition to closing, or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by AMRBK and AMRB from the performance or satisfaction of such covenant, condition to closing, or agreement (provided that such breach has not been waived by AMRBK or cured by BNKA prior to expiration of such forty-five (45) day period).

                          (ix)   By the Board of Directors of BNKA on or after
the Termination Date, if any of the conditions contained in Section 8 to which the obligations of BNKA are subject have not been fulfilled.

                          (x)    By BNKA if there shall have been a material
breach of any of the representations or warranties of AMRBK set forth in this Agreement, which breach, in the reasonable opinion of AMRBK, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of BNKA, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on BNKA's shareholders, or upon the consummation of the transactions contemplated hereby.

                          (xi)   By the Board of Directors of BNKA if a material
adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of AMRBK and AMRB taken as a whole.

                          (xii)  By the Board of Directors of BNKA upon the
expiration of forty-five (45) days from delivery of written notice by BNKA to AMRBK of AMRBK's breach of or failure to satisfy any covenant, condition to closing, or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by BNKA from the performance or satisfaction of such covenant, condition to closing, or agreement (provided that such breach has not been waived by BNKA or cured by AMRBK prior to expiration of such forty-five (45) day period).

                          (xiii) By the Board of Directors of AMRBK in the event
that BNKA shall fail to deliver or cause to be delivered to AMRBK the following signed documents, in form and substance reasonably acceptable to AMRBK and its counsel: (a) the BNKA affiliate agreements to be delivered pursuant to Section 7.l. hereof; (b) the BNKA shareholder agreements to be delivered pursuant to
Section 7.q. hereof; (c) the employment agreement with Larry D. Standing to be delivered pursuant to Section 7.r. hereof; (d) the severance and retirement benefits agreements to be delivered pursuant to Section 7.u. hereof; (e) the optionholder consents to be delivered pursuant to Section 7.v. hereof; (f) the waiver agreements to be delivered pursuant to Section 7.w. hereof; (g) the officer's certificate to be delivered pursuant to Section 7.e. hereof; and (h) the opinion of counsel to BNKA to be delivered pursuant to Section 7.f. hereof.

                          (xiv)  By the Board of Directors of BNKA in the event
that AMRBK shall fail to deliver or cause to be delivered to BNKA the following signed documents, in form and substance reasonably acceptable to BNKA and its counsel: (a) the officer's certificate to be delivered pursuant to Section 8.e. hereof; (b) the opinion of counsel to AMRBK to be delivered pursuant to Section 8.f. hereof; and (c) the AMRBK shareholder agreements to be delivered pursuant to Section 8.p. hereof.

                  12.c.   Termination Date. This Agreement shall be terminated
if the Closing shall not have occurred on or before March 31, 2005, or such other date approved by the Boards of Directors of AMRBK, BNKA and AMRB; provided, however, that if the only conditions to the Closing which remain unsatisfied at March 31, 2005, are the receipt of the Government Approvals or the expiration of any waiting periods under applicable law or regulation, the Closing Date shall be automatically extended to June 30, 2005, or such other date as the parties may mutually agree upon (the "Termination Date"), for the purpose of obtaining such Government Approvals or the expiration of such waiting periods.

                  12.d.   Notice. The power of termination hereunder may be
exercised by AMRBK or BNKA, as the case may be, only by giving written notice of termination to AMRBK or BNKA, as applicable, signed on behalf of each such party by its Chairman of the Board or President.

                  12.e.   Effect of Termination; Liquidated Damages.
                          -----------------------------------------

                          (i)    If this Agreement is terminated for any reason,
the Agreement of Merger shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the each party's information obtained pursuant to this Agreement and the Confidentiality Agreement between the parties dated June 9, 2004, or the provisions of this
Section 12(e) or the applicable provisions of Section 14.

                          (ii)   If AMRBK terminates this Agreement pursuant to
Section 12.b.(vii), or pursuant to Section 12.b.(viii) or Section 12.b.(xiii) as a result of BNKA's willful or deliberate failure to comply with Section 12.b.(viii) or Section 12.b.(xiii), which compliance was not beyond the reasonable control of BNKA, BNKA shall pay to AMRBK, on demand, the sum of One Million Two Hundred Thousand Dollars ($1,200,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement and shall be AMRBK's sole remedy for such actions.

                          (iii)  If BNKA terminates this Agreement pursuant to
Section 12.b.(xii) or Section 12.b.(xiv) as a result of AMRBK's willful or deliberate failure to comply with Section 12.b.(xii) or Section 12.b.(xiv), which compliance was not beyond the reasonable control of AMRBK, then AMRBK shall pay to BNKA, on demand, the sum of Four Hundred Thousand Dollars ($400,000). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement and shall be BNKA's sole remedy for such actions.

13.      INDEMNIFICATION.
         ---------------

         13.1. By AMRBK. AMRBK agrees to defend, indemnify and hold harmless BNKA, its respective officers and directors, attorneys, accountants, and each person who controls BNKA (within the meaning of the 1933 Act) from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that AMRBK shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to AMRBK for use in preparing the Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, AMRBK shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

         13.2. By BNKA. BNKA agrees to defend, indemnify and hold harmless AMRBK, its officers and directors, attorneys, accountants, and each person who controls AMRBK (within the meaning of the 1933 Act) from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that BNKA shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to BNKA for use in preparing the Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, BNKA shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

         13.3. Notification. Promptly after receipt by any party to be indemnified pursuant to this sub-article (the "Indemnified Party") of notice of
(i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its legal counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.

14.      MISCELLANEOUS.
         -------------

                  14.a.   Notices. Any notice or other communication required or
permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

      To AMRBK or AMRB:                      To BNKA:

      American River Bankshares              Bank of Amador
      Attn:  David T. Taber, President       Attn:  Larry D. Standing, President
      1545 River Park Drive, Suite 107       422 Sutter Street
      Sacramento, California 95815           Jackson, California 95642
      Telephone: (916) 565-6100              Telephone:  (209) 223-2320
      Fax: (916) 641-1262                    Fax:  (209) 223-0934

      With a copy to:                        With a copy to:

      DoddoMasonoGeorge LLP                  Bartel, Eng & Schroder
      Attn: Glenn T. Dodd, Esq.              Attn:  Daniel B. Eng, Esq.
      100 Century Center Court, Suite 605    1331 Garden Hwy, Suite 300
      San Jose, California 95112-4536        Sacramento, California 95833
      Telephone: (408) 452-1476              Telephone: (916) 442-0400
      Fax: (408) 452-1487                    Fax: (916) 442-3442
or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

                  14.b.   Knowledge. Whenever the term "knowledge" or "to the
best knowledge" or words of similar import are used in this Agreement in connection with a party's representations and warranties, it shall mean the actual knowledge of a party after due inquiry of a party's directors and executive officers.

                  14.c.   Binding Agreement. This Agreement is binding upon and
is for the benefit of AMRBK and BNKA and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

                  14.d.   Material Adverse Effect. As used in this Agreement,
any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole, and the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by AMRBK or BNKA or any subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (ii) on the ability of such entity to perform its obligations hereunder on a timely basis.

                  14.e.   Survival of Representations and Warranties. No
investigation by AMRBK or BNKA made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants, agreements and indemnification to be performed in whole or in part subsequent to the Effective Time of the Merger (as to which the related representations and warranties shall survive until their performance) which covenants, agreements and indemnification shall survive the Effective Time of the Merger, the representations, warranties, covenants and agreements of AMRBK and BNKA contained in this Agreement shall terminate upon the Effective Time of the Merger.

                  14.f.   Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of California without regard to conflicts of laws principles.

                  14.g.   Attorneys' Fees. In any action at law or suit in
equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

                  14.h.   Entire Agreement; Severability. This Agreement and the
documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof, excluding that certain Confidentiality Agreement between the parties dated June 9, 2004. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

                  14.i.   Counterparts. This Agreement may be executed in
several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, AMRBK, AMRB and BNKA have caused this Agreement and Plan of Reorganization and Merger to be signed by their duly authorized officers as of the day and year first above written.


AMERICAN RIVER BANKSHARES                     BANK OF AMADOR


By: /s/ CHARLES D. FITE                       By: /s/ RICHARD P. VINSON
    -------------------------------------         ------------------------------
    Charles D. Fite                               Richard P. Vinson
    Chairman of the Board                         Chairman of the Board


By: /s/ DAVID T. TABER                        By: /s/ LARRY D. STANDING
    -------------------------------------         ------------------------------
    David T. Taber                                Larry D. Standing
    President and Chief Executive Officer         President and Chief Executive
                                                    Officer


By: /s/ STEPHEN H. WAKS                       By: /s/ GARETH ABEL
    -------------------------------------         ------------------------------
    Stephen H. Waks                               Gareth Abel
     Secretary                                    Secretary



AMERICAN RIVER BANK


By: /s/ CHARLES D. FITE
    -------------------------------------
     Charles D. Fite
     Chairman of the Board


By: /s/ DAVID T. TABER
    -------------------------------------
    David T. Taber
    President and Chief Executive Officer


By: /s/ STEPHEN H. WAKS
    -------------------------------------
    Stephen H. Waks
    Secretary